SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ----------------------

                                  FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  April 30, 2004


                         FLEETWOOD ENTERPRISES, INC.
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              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-07699                         95-1948322
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(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California    92503-5527
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              (Address of Principal Executive Offices)   (Zip Code)


     Registrant's telephone number, including area code: (909) 351-3500

                                     N/A
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         (Former Name or Former Address, if Changed Since Last Report)



Item 5.       Other Events.

     On April 30, 2004, Fleetwood Enterprises, Inc. announced the successful completion of its call for the redemption of $150 million in aggregate liquidation amount of its 9.5% Convertible Trust III Preferred Securities. A press release describing the completion of the call is attached as Exhibit 99.1 hereto.

Item 7.      Exhibits.

(c) Exhibits.  The following exhibit is being furnished herewith:

Exhibit 99.1    Press release of Fleetwood Enterprises, Inc. issued April
                30, 2004.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FLEETWOOD ENTERPRISES, INC.



Date:  April 30, 2004                By:   /s/  Boyd R. Plowman
                                        --------------------------
                                          Boyd R. Plowman
                                          Executive Vice President-Chief
                                          Financial Officer


                                                    Exhibit 99.1

        FLEETWOOD COMPLETES $150 MILLION REDEMPTION CALL FOR
               9.5% CONVERTIBLE TRUST III PREFERRED SECURITIES


Riverside, Calif., April 30, 2004 - Fleetwood Enterprises, Inc. (NYSE:FLE), the nation's leader in recreational vehicle sales and a leading producer and retailer of manufactured housing, announced today the successful completion of its call for the redemption of its $150 million issue of 9.5% Convertible Trust III Preferred Securities.

Substantially all of the Preferred Securities (liquidation amount $50 per security) were converted into common stock, at the rate of 4.826255 shares of common stock per Preferred Security. The Company had called $50 million in aggregate principal amount of the securities with a redemption date of April 8, 2004, and had subsequently called the remaining $100 million for redemption with a redemption date of April 29, 2004.

The conversions resulted in the issuance of approximately 14.47 million shares of Fleetwood common stock. When the Preferred Securities were outstanding, the underlying common stock was included in the Company's presentation of fully diluted earnings per share whenever the Preferred Securities were dilutive to earnings. The shares of common stock will now appear in basic as well as fully diluted earnings per share.

About Fleetwood
Fleetwood Enterprises, Inc., a Fortune 1000 company headquartered in Riverside, California, is a leading manufacturer of a full range of recreational vehicles from motor homes to travel and folding trailers, and is a vertically integrated manufacturer, retailer and financier of manufactured housing. The Company is dedicated to providing quality, innovative products that offer a high value quotient to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company's Website at www.fleetwood.com.


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